UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2009

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2009, Dune Energy, Inc. (“we” or the “Company”) entered into a Second Amendment (the “Second Amendment”) to our Credit Agreement dated as of August 4, 2007 (as amended, the “Credit Agreement”). A copy of the Second Amendment is filed as Exhibit 99.1 hereto. The sole purpose of the Second Amendment was to amend the definition of “Change of Control” to mean:

(a) that any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) that a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) that Parent ceases to own and control, directly or indirectly, 100% of the outstanding Stock of each other Loan Party, (d) either James Watt or Frank Smith shall cease to be involved in the day to day operations and management of the business of Parent, and a successor reasonably acceptable to Agent and Lenders is not appointed on terms reasonably acceptable to Agent and Lenders within 30 days of such cessation of involvement, or (e) any “Change of Control” or similar term, as defined in the Second Secured Debt Documents.”

We entered into the Second Amendment as a result of a breach of the Change of Control covenant that occurred on May 6, 2009, when we were notified that the holders of $5.1 million of our Senior Redeemable Convertible Preferred Stock (the “Preferred Stock”) had elected to convert such shares of Preferred Stock into 8,127,044 shares of our common stock, par value $.001 per share (the “Common Stock”). Previously, the Credit Agreement provided that certain “Permitted Holders” as defined therein, were required to own and control 51% or more of our outstanding shares of Common Stock. As a result of the foregoing issuance, the Permitted Holders no longer held 51% or more of our outstanding Common Stock, constituting an Event of Default. The Second Amendment cures such Event of Default by eliminating the requirement that Permitted Holders hold in excess of 51% of our outstanding shares of Common Stock. The Second Amendment also provides that a Change of Control will be deemed to occur if either James A. Watt, our President and Chief Executive officer or Frank Smith, our Chief Financial Officer, are no longer involved in our day to day operations, and a successor reasonably acceptable to our senior lender is not appointed on reasonable terms within 30 days. A copy of our press release announcing the Second Amendment is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Name of Document
Exhibit 99.1	Second Amendment to Credit Agreement dated as of July 7, 2009
Exhibit 99.2	Company Press Release dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2009	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document
Exhibit 99.1	Second Amendment to Credit Agreement dated as of July 7, 2009
Exhibit 99.2	Company Press Release dated July 9, 2009

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